Exhibit 99.1

Press Release

K-SEA TRANSPORTATION PARTNERS L.P. ANNOUNCES OPERATING RESULTS FOR SECOND QUARTER OF FISCAL 2010

NEW YORK, January 28, 2010 — K-Sea Transportation Partners L.P. (NYSE:KSP) today announced operating results for its second fiscal quarter ended December 31, 2009.  The Company reported operating income of $1.3 million, and earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $15.9 million, for the second quarter of fiscal 2010.  EBITDA is a non-GAAP financial measure that is reconciled to net income, the most directly comparable GAAP measure, in the table below.

President and CEO Timothy J. Casey said, “U.S. refinery utilization has declined to levels not seen over the past 20 years, excluding periods of hurricane-related closures.  As period charters for a number of our vessels have expired, market conditions have precluded new period charters and forced more vessels into a weaker spot market.  Vessel utilization in our second fiscal quarter is about the lowest we have experienced in the last ten years.  Accordingly, we will continue to focus on servicing our customers safely and efficiently, while doing our best to maximize both our revenue and our margins.  In light of the current utilization, we will continue to reduce costs, rationalize assets, as well as using available capacity to enter adjacent markets.  At the same time we expect to apply all free cash flow to reduce debt.  We believe strongly in the quality and value of our fleet, as well as our leadership position in the markets we serve, and expect K-Sea to benefit appropriately when refined petroleum products markets strengthen.

Owing to the uncertain industry outlook, our Board determined that K-Sea and its unitholders would be best served by applying our available cash flow to reduce debt.  We therefore did not declare a distribution with respect to our second fiscal quarter, and will reinstate the distribution when we regain visibility in our future results.”

Three Months Ended December 31, 2009

For the three months ended December 31, 2009, the Company reported operating income of $1.3 million, a decrease of $8.1 million, compared to $9.4 million of operating income for the three months ended December 31, 2008.  EBITDA, excluding a non-recurring charge of $1.7 million on the purchase of our Norfolk waste water treatment facility, decreased by $7.2 million, or 31%, to $15.9 million for the three months ended December 31, 2009, compared to $23.1 million for the three months ended December 31, 2008.  The non-recurring charge of $1.7 million was a result of purchasing the facility in excess of its fair value.  The decrease in EBITDA resulted from an $11.4 million decrease in revenue, net of voyage expense, which is attributable to fewer working days due to the retirement of a majority of our single-hull vessels and an overall reduction in net utilization directly relating to expiring contracts and having to employ vessels in the spot market.  Due to customer preference for double-hull vessels, we have taken a majority of our single-hull vessels out of the market and have either retired or sold them.  This decrease was partially offset by a $3.3 million reduction in vessel operating expenses and a $0.9 million reduction in general and administrative expenses, substantially as a result of cost reduction efforts we implemented.

Net loss for the three months ended December 31, 2009 was $4.2 million, or $0.22 per fully diluted limited partner unit, a decrease of $7.8 million compared to net income of $3.6 million, or $0.16 per fully diluted limited partner unit, for the three months ended December 31, 2008.   The decrease was primarily a result of the $8.1 million decrease in operating income, which includes a $1.7 million loss on the purchase of our waste water treatment facility in Norfolk, Virginia.

Six Months Ended December 31, 2009

For the six months ended December 31, 2009, the Company reported operating income of $0.04 million, compared to $19.2 million of operating income for the six months ended December 31, 2008.  Operating income was negatively impacted by a $5.9 million asset impairment charge on our single-hull vessels.  EBITDA decreased by $11.7 million, or 25%, to $34.1 million for the six months ended December 31, 2009, compared to $45.8 million for the six months ended December 31, 2008.  The decrease in EBITDA resulted from a $15.5 million decrease in net voyage revenue, which as mentioned above is attributable to fewer working days due to the retirement of a majority of our single-hull vessels and an overall reduction in net utilization directly relating to expiring contracts and having to employ vessels in the spot market.  Additionally, other revenue decreased by $3.8 million mainly due to the expiration of time charter contracts on tugboats acquired in June 2008 and the current soft market to utilize those vessels, and the recognition of a $0.5 million gain in the first quarter of fiscal 2008 on the settlement of an early termination of a charter contract.  This decrease was partially offset by a $4.9 million reduction in vessel operating expenses and a $1.8 million reduction in general and administrative expenses.

Net loss for the six months ended December 31, 2009 was $9.4 million, or $0.51 per fully diluted limited partner unit, a decrease of $16.9 million compared to net income of $7.5 million, or $0.34 per fully diluted limited partner unit, for the six months ended December 31, 2008.   The decrease was a result of the $11.7 million decrease in EBITDA and a $5.3 million increase in depreciation and amortization expense resulting from the vessel impairment loss mentioned above, offset by a $1.9 decrease in interest expense due to lower average debt balances and interest rates compared to the six months ended December 31, 2008.

Distributable Cash Flow

The Company’s distributable cash flow for the second quarter of fiscal 2010 was $6.3 million, which would have equaled a $0.32 per unit distribution for the period at a one to one coverage ratio.  Distributable cash flow is a non-GAAP financial measure that is reconciled to net income, the most directly comparable GAAP measure, in the table below.

Earnings Conference Call

The Company has scheduled a conference call for Thursday, January 28, 2010, at 8:30 am Eastern time, to review the fiscal 2010 second quarter results.  Dial-in information for this call is (866) 761-0749 (Domestic) and (617) 614-2707 (International).   The Passcode is 49048499.  The conference call can also be accessed by webcast, which will be available at www.k-sea.com.  Additionally, a replay of the call will be available by telephone until February 4, 2010; the dial in number for the replay is (888) 286-8010 (Domestic) and (617) 801-6888 (International).  The Passcode is 91562237.

About K-Sea Transportation Partners

K-Sea Transportation Partners is one of the largest coastwise tank barge operators in the United States.  The Company provides refined petroleum products transportation, distribution and logistics services in the U.S. domestic marine transportation market, and its common units trade on the New

York Stock Exchange under the symbol KSP.  For additional information, please visit the Company’s website, including the Investor Relations section, at www.k-sea.com.

Use of Non-GAAP Financial Information

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP).  However, certain non-GAAP financial measures such as EBITDA and distributable cash flow are also presented.  EBITDA is used as a supplemental financial measures by management and by external users of financial statements to assess (a) the financial performance of the Company’s assets and the Company’s ability to generate cash sufficient to pay interest on indebtedness and make distributions to partners, (b) the Company’s operating performance and return on invested capital as compared to other companies in the industry, and (c) compliance with certain financial covenants in the Company’s debt agreements.  Management believes distributable cash flow is useful as another measure of the Company’s financial and operating performance, and its ability to declare and pay distributions to partners.  Distributable cash flow does not represent the amount of cash required to be distributed under the Company’s partnership agreement.

None of the non-GAAP measures used in this press release should be considered as alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity under GAAP.  The non-GAAP measures presented herein may not be comparable to similarly titled measures of other companies.  A reconciliation of each of the non-GAAP measures used in this press release to net income, the most directly comparable GAAP measure, is presented in the tables below.

Cautionary Statements

This press release contains forward-looking statements, which include any statements that are not historical facts, such as the Company’s expectations regarding business outlook, anticipated phase-out of single-hull vessels, equipment utilization and rate, cost-cutting efforts and our expectations regarding them, vessel utilization and rates, future earnings, the application of free cash flow to reduce debt and the benefits therefrom, our ability to reinstate unitholder distributions, cost increases, the benefits of long-term charters, the amount of vessel operating capacity (both at the Company and in the industry), customer preferences for double-hull vessels, and future results of operations.  These statements involve risks and uncertainties, including, but not limited to, insufficient cash from operations, a decline in demand for refined petroleum products, a decline in demand for tank vessel capacity, the effects of the economic recession, intense competition in the domestic tank barge industry, the occurrence of marine accidents or other hazards, the loss of any of the Company’s largest customers, fluctuations in charter rates, delays or cost overruns in the construction of new vessels,  failure to comply with the Jones Act, modification or elimination of the Jones Act and adverse developments in the marine transportation business and other factors detailed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.  The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Contact K-Sea Transportation Partners L.P

Terrence P. Gill, Chief Financial Officer, (732) 565-3818

K-SEA TRANSPORTATION PARTNERS L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for unit and per unit  data)

	Three months ended		Six months ended
	December 31,		December 31,
	2009	2008	2009	2008

Voyage revenue	$64,458	$83,034	$130,884	$167,674
Other revenue	4,128	5,225	8,304	12,079
Total revenues	68,586	88,259	139,188	179,753

Voyage expenses	11,193	19,473	21,712	42,978
Vessel operating expenses	34,991	38,270	70,447	75,336
General and administrative expenses	6,542	7,403	13,521	15,364
Depreciation and amortization	12,883	13,751	31,805	26,526
Loss on acquisition of land and building	1,697	—	1,697	—
Net loss (gain) on disposal of vessel	(36)	9	(36)	303

Total operating expenses	67,270	78,906	139,146	160,507
Operating income	1,316	9,353	42	19,246
Interest expense, net	5,340	5,509	9,517	11,414
Other expense (income), net	(19)	(7)	(529)	(11)

Income (loss) before provision for income taxes	(4,005)	3,851	(8,946)	7,843
Provision for income taxes	96	121	298	257
Net income (loss) before non-controlling interests	$(4,101)	$3,730	$(9,244)	$7,586
Net income to non-controlling interests	100	127	199	129
Net income (loss)	$(4,201)	$3,603	$(9,443)	$7,457

General partner’s interest in net income (loss)	$(44)	$1,120	$(98)	$2,244
Limited partners’ interest in:
Net income (loss)	$(4,157)	$2,483	$(9,345)	$5,213
Net income (loss) per unit - basic	$(0.22)	$0.16	$(0.51)	$0.34
- diluted	$(0.22)	$0.16	$(0.51)	$0.34
Weighted average units outstanding - basic	19,191	15,844	18,421	15,286
- diluted	19,209	15,866	18,440	15,305

Supplemental Operating Statistics

	Three months ended		Six months ended
	December 31,		December 31,
	2009	2008	2009	2008
Local Trade:
Average daily rate (1)	$7,385	$7,493	$7,295	$7,355
Net utilization (2)	76%	83%	78%	82%

Coastwise Trade:
Average daily rate	$13,290	$13,151	$12,877	$13,090
Net utilization	81%	91%	85%	90%

Total Fleet
Average daily rate	$11,307	$11,334	$11,037	$11,215
Net utilization	80%	88%	83%	87%

(1)	Average daily rate is equal to the net voyage revenue earned by a group of tank vessels during the period, divided by the number of days worked by that group of tank vessels during the period.
(2)	Net utilization is equal to the total number of days worked by a group of tank vessels during the period, divided by total calendar days for that group of tank vessels during the period.

K-SEA TRANSPORTATION PARTNERS L.P.

Reconciliation of Unaudited Non-GAAP Financial Measures to GAAP Measures

(in thousands)

Distributable Cash Flow (1)

	Three months ended	Six months ended
	December 31, 2009	December 31, 2009

Net income (loss)	$(4,201)	$(9,443)
Adjustments to reconcile net income to distributable cash flow :
Depreciation and amortization (2)	13,823	32,906
Non cash compensation cost under long term incentive plan	259	617
Adjust loss (gain) on vessel sale to net proceeds	414	937
Loss on acquisition of land and building (3)	1,697	1,697
Deferred income tax expense	58	245
Maintenance capital expenditures (4)	(5,750)	(11,500)

Distributable cash flow	6,300	15,459
Cash distribution in respect of the period	$—	$8,727

Distribution coverage	N/A	1.77

(1) Distributable Cash Flow provides additional information for evaluating our operating performance and ability to make quarterly distributions, and is presented solely as a supplemental performance measure.

(2) Including amortization and write-off of deferred financing costs.

(3) Purchase of water treatment facility above fair market value.

(4) Maintenance capital expenditures are the estimated cash capital expenditures necessary to maintain the operating capacity of our capital assets over the long term.  This amount includes an allowance for future scheduled drydocking costs calculated using annually updated projections of such costs over the next five years.  Based on historical results, the difference between cumulative amounts charged and the actual amounts spent are adjusted over the same five-year period.  It also includes a small allowance for other miscellaneous maintenance capital expenditures.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

	Three months ended		Six months ended
	December 31,		December 31,
	2009	2008	2009	2008

Net income (loss)	$(4,201)	$3,603	$(9,443)	$7,457
Adjustments to reconcile net income (loss) to EBITDA :
Depreciation and amortization	12,883	13,751	31,805	26,526
Interest expense, net	5,340	5,509	9,517	11,414
Loss on acquisition of land and building	1,697	—	1,697	—
Provision for income taxes	96	121	298	257
Net income (loss) to non-controlling interests	100	127	199	129

EBITDA (1)	$15,915	$23,111	$34,073	$45,783

(1) EBITDA excludes a non-recurring loss on the purchase of our waste water treatment facility in Norfolk, Viriginia.

K-SEA TRANSPORTATION PARTNERS L.P.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	December 31,	June 30,
	2009	2009

Assets
Current assets:
Cash and cash equivalents	$372	$1,819
Accounts receivable, net	23,221	29,819
Prepaid expenses and other current assets	16,245	17,807
Total current assets	39,838	49,445

Vessels and equipment, net	596,406	533,996
Construction in progress	15,730	66,882
Goodwill	54,300	54,300
Other assets	36,084	34,180
Total assets	$742,358	$738,803

Liabilities and Partners’ Capital
Current liabilities:
Current portion of long-term debt and capital lease obligations	$18,492	$16,820
Accounts payable and accrued expenses	43,248	44,373
Deferred revenue	7,901	12,476
Total current liabilities	69,641	73,669

Term loans and capital lease obligations	115,720	225,915
Credit line borrowings	229,248	140,278
Other liabilities	10,198	11,395
Deferred taxes	3,864	3,618
Total liabilities	428,671	454,875

Commitments and contingencies
Partners’ Capital	313,687	283,928
Total liabilities and partners’ captial	$742,358	$738,803